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                                                                   EXHIBIT 21

                    SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

       At December 31, 1993, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:

       The Arnold Engineering Co.
       (an Illinois corporation)......................... 100% stock interest

       Cannon-Muskegon Corporation
       (a Michigan corporation).......................... 100% stock interest

       Ferre Plana S.A.
       (a Spain corporation)............................. 100% stock interest

       Metalac S.A. Industria e Comercio
       (a Brazil corporation).......................... 46.49% stock interest
                                              (43% voting, 49.96% non-voting)

       National-Arnold Magnetics Company
       (a California partnership) .................. 50% partnership interest

       National Technologies Corporation
       (a Michigan corporation).......................... 100% stock interest

       Pacific Products Limited
       (a United Kingdom corporation)..................... 50% stock interest

       Precision Fasteners, Limited
       (an India corporation).......................... 36.75% stock interest

       SPS International Investment Company
       (a Delaware corporation).......................... 100% stock interest

       S.P.S. International Limited
       (an Ireland corporation) ......................... 100% stock interest

       SPS Technologies Limited
       (a United Kingdom corporation).................... 100% stock interest

       Standco Canada, Ltd.
       (a Canada corporation)............................ 100% stock interest

       Unbrako Mexicana, S.A. de C.V.
       (a Mexico corporation)............................ 100% stock interest

       Unbrako Pty. Limited
       (an Australia corporation)........................ 100% stock interest

       Unbrako Schrauben, GmbH
       (a German corporation)............................ 100% stock interest

       The Company files consolidated financial statements which include the above subsidiaries, except for Pacific Products Limited, Precision Fasteners, Ltd., Metalac, S.A. Industria e Comercio, and National-Arnold Magnetics Company, as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Exchange Act, as amended.
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